UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 27, 2023

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West Houston, Texas 77008
(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2023, Quanta Services, Inc. (the “Company”) received notice that Paul Gregory would be retiring from his role as Chief Strategy Officer of the Company. Mr. Gregory’s retirement is anticipated to be effective as of April 1, 2023. Mr. Gregory’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Following his retirement, Mr. Gregory will remain in an advisory role with the Company pursuant to a consulting arrangement and will continue to assist with an orderly transition of his duties.

In connection with his retirement, (i) subject to his execution of a release of claims, Mr. Gregory will become entitled to receive certain retirement benefits described in the Employment Agreement dated September 12, 2017, between Mr. Gregory and the Company, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 and is incorporated by reference herein (the “Employment Agreement”) and (ii) Mr. Gregory and the Company have entered into a consulting agreement substantially in the form of the Form of Consulting Agreement included as Exhibit B to the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2023	Quanta Services, Inc.

	By:	/s/ Donald C. Wayne
Name: Donald C. Wayne
Title: Executive Vice President and General Counsel